EXHIBIT 10.1

SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENTS WITH
PACIFICORP NAMED EXECUTIVE OFFICERS AND DIRECTORS
PacifiCorp’s continuing named executive officers (other than its Chairman and Chief Executive Officer, Greg Abel) each receive an annual salary and participate in health insurance and other benefit plans on the same basis as other employees, as well as certain other benefit plans described in PacifiCorp’s Annual Report on Form 10-K. Mr. Abel is employed by PacifiCorp’s parent company, MidAmerican Energy Holdings Company (“MEHC”) and is not directly compensated by PacifiCorp. PacifiCorp reimburses MEHC for the cost Mr. Abel’s time spent on PacifiCorp matters, including compensation paid to him by MEHC, pursuant to an intercompany administrative services agreement among MEHC and its subsidiaries.

The other named executive officers are also eligible for a cash incentive under the PacifiCorp Annual Incentive Plan (“AIP”) and participate in MEHC’s Long-Term Incentive Partnership Plan (“LTIP”). A copy of the LTIP is attached as Exhibit 10.71 to the MidAmerican Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated by reference herein. Base salary and target bonus opportunities for continuing named executive officers for PacifiCorp’s fiscal year ending December 31, 2007 (excluding Mr. Abel):

Name and Title	Base Salary	AIP Target Opportunity (percentage of base salary)

William J. Fehrman President, PacifiCorp Energy	$300,000	75.0%

David J. Mendez Senior Vice President and Chief Financial Officer	$214,200	30.0%

A. Richard Walje President, Rocky Mountain Power	$335,811	50.0%

With the exception of Nolan Karras, all of PacifiCorp’s directors are employees of MEHC or PacifiCorp and do not receive additional compensation for service as directors. For the fiscal year ending December 31, 2007, Mr. Karras will receive a fee in the amount of $2,500 for serving as a member of one of PacifiCorp’s regional advisory boards. Mr. Karras’ service on the regional advisory board is unrelated to his service as a director, for which he is not compensated.